UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SkillSoft Public Limited Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

SKILLSOFT ANNOUNCES FILING OF

PRELIMINARY PROXY STATEMENT WITH

SECURITIES AND EXCHANGE COMMISSION

IN CONNECTION WITH ITS AGREEMENT ON

THE TERMS OF A RECOMMENDED ACQUISITION FOR

CASH BY PRIVATE INVESTOR GROUP

DUBLIN, IRELAND AND NASHUA, N.H., February 19, 2010 — SkillSoft PLC (NASDAQ: SKIL), a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses, today announced that it has filed a preliminary Proxy Statement (comprising the preliminary Scheme Document) with the Securities and Exchange Commission in connection with the agreement reached on the terms of a recommended acquisition of the Company by a new company, SSI Investments III Limited, formed by funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC. Reference is made to the announcement made on February 12, 2010 by SkillSoft and SSI Investments III Limited pursuant to Rule 2.5 of the Irish Takeover Rules (the “Rule 2.5 Announcement”).

Shareholders of SkillSoft should be aware that no action is required to be taken by SkillSoft Shareholders arising from the filing of the preliminary Proxy Statement (comprising the preliminary Scheme Document). The definitive Proxy Statement (comprising the Scheme Document), containing definitive information relating to the implementation of the Acquisition, the full terms and conditions of the Scheme, and the notices of the Court Meeting to be convened by direction of the High Court and the separate Extraordinary General Meeting required to approve the Scheme and related resolutions, will be posted/mailed to SkillSoft Shareholders and, for information only, to SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan as soon as reasonably practicable following receipt of directions from the High Court as to the convening of the Court Meeting.

As stated in the Rule 2.5 Announcement, under the terms of the recommended acquisition (if approved by shareholders), SkillSoft shareholders will receive $10.80 in cash for each SkillSoft ordinary share or American Depositary Share (“ADS”), representing a 26% premium to the average closing price of SkillSoft’s ADS over the one-year period ended on February 11, 2010 and a 49% premium to the average closing price of SkillSoft’s ADS over the five-year period ended on February 11, 2010. The fully diluted equity value of the transaction is approximately $1.1 billion.

SkillSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by this scheme of arrangement. Information regarding SkillSoft’s directors and executive officers is contained in SkillSoft’s Annual Report on Form 10-K for the year ended January 31, 2009 and its Proxy Statement on Schedule 14A, dated August 26, 2009, which are filed with the SEC. These documents including the preliminary Proxy Statement (comprising the preliminary Scheme Document) are available free of charge at the SEC’s web site www.sec.gov.

About SkillSoft

SkillSoft PLC (NASDAQ: SKIL) is a leading SaaS provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft enables business organizations to maximize business performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies, and support services.

Legal Information

The directors of SkillSoft accept responsibility for the information contained in this announcement, other than that relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI Investments III Limited accept responsibility for the information contained in this announcement relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments III Limited (who have taken all reasonable care to ensure such is the case, the information contained in this announcement for which they accept responsibility) is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse Securities (USA) LLC, or Credit Suisse, which is regulated under the laws of the United Sates of America, is acting for SkillSoft and for no one else in connection with the Acquisition and will not be responsible to any person other than SkillSoft for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Acquisition, the content of this announcement or any transaction or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this announcement, any transaction, any statement contained herein or otherwise.

Morgan Stanley, which is regulated under the laws of the United States of America, is acting exclusively for SSI Investments III Limited and no one else in connection with the Acquisition and will not be responsible to anyone other than SSI Investments III Limited for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.

WilmerHale and William Fry are acting as legal advisors to SkillSoft. Ropes & Gray LLP and Mason Hayes + Curran are acting as legal advisors to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC.

This announcement does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.

Capitalised terms used but not otherwise defined herein shall have the meanings given to such terms in the Rule 2.5 Announcement.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the definitive Proxy Statement (comprising the Scheme Document). SkillSoft Securityholders are advised to read carefully the formal documentation in relation to the proposed transaction once the definitive Proxy Statement (comprising the Scheme Document) has been despatched.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, one per cent., or more of any class of ‘relevant securities’ of SkillSoft, all ‘dealings’ in any ‘relevant securities’ of SkillSoft (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3.30 pm (Dublin time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of SkillSoft, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of SkillSoft by SSI Investments III Limited or SkillSoft, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (Dublin time) on the business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction in respect of which it would be unlawful to do so, including (but not limited to) Canada, South Africa, Australia and Japan. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

COMPANY CONTACT:

Tom McDonald

Chief Financial Officer SkillSoft PLC

(603) 324-3000, x4232

INVESTOR CONTACTS:

Geoff Grande

FD, Investor Relations

(617) 747-1721

Jonathan Neilan

FD, Media Relations, Ireland

+353(0)1 66 33 686